Warby Parker Announces First Quarter 2025 Results
Net revenue increased 12% year over year to $224 million
Active Customers increased 9% on a trailing 12-month basis

NEW YORK, May 8, 2025. Warby Parker Inc. (NYSE: WRBY) (“Warby Parker” or the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the first quarter ended March 31, 2025.
“Our team delivered a strong start to 2025. We opened 11 net new stores, exceeded profitability expectations, drove the highest e-commerce growth we've seen since 2021, and delivered our seventh consecutive quarter of accelerating active customer growth,” shared Co-Founder and Co-CEO Neil Blumenthal.
“Looking to the rest of the year, we’ll leverage our diversified supply chain and the strength of our tenured team to deliver on our strategic priorities. We believe our brand’s strength, commitment to innovation, and differentiated value proposition reinforce Warby Parker’s ability to continue taking share in the months and years ahead,” added Co-Founder and Co-CEO Dave Gilboa.
First Quarter 2025 Highlights
•Net revenue increased $23.8 million, or 11.9%, to $223.8 million, as compared to the prior year period.
•Active Customers increased 8.7% to 2.57 million on a trailing 12-month basis, and Average Revenue per Customer increased 4.8% to $310.
•GAAP net income improved $6.2 million to $3.5 million, the Company’s first quarter of positive net income as a public company.
•Adjusted EBITDA(1) increased $6.8 million to $29.2 million, and Adjusted EBITDA Margin(1) increased 1.9 points to 13.1%.
•Net cash provided by operating activities of $29.4 million.
•Free Cash Flow(1) of $13.2 million.
•Opened 11 net new stores during the quarter, ending Q1 with 287 stores.
First Quarter 2025 Year Over Year Financial Results
•Net revenue increased $23.8 million, or 11.9%, to $223.8 million.
•Active Customers increased 8.7% to 2.57 million on a trailing 12-month basis, and Average Revenue per Customer increased 4.8% to $310.
•Gross margin was 56.3% compared to 56.7% in the prior year. The decrease in gross margin was primarily driven by the sales growth of contact lenses and increased store occupancy costs, partially offset by increased penetration of our higher priced frames and lenses and lower outbound customer shipping costs as a percent of revenue.
•Selling, general, and administrative expenses (“SG&A”) were $123.5 million, up $4.9 million from the prior year, and represented 55.2% of revenue, down from 59.3% in the prior year. As a percentage of revenue, SG&A decreased primarily due to leverage from lower stock-based compensation costs and corporate expenses. Adjusted SG&A(1) was $110.3 million, or 49.3% of revenue, compared to $103.4 million, or 51.7% of revenue in the prior year.
•GAAP net income improved $6.2 million to $3.5 million, primarily as a result of leveraging our expense base on higher revenue.
•Adjusted EBITDA(1) increased $6.8 million to $29.2 million, and Adjusted EBITDA Margin(1) increased 1.9 points to 13.1%.
Balance Sheet Highlights
Warby Parker ended the first quarter of 2025 with $265.1 million in cash and cash equivalents.
2025 Outlook
For the full year 2025, Warby Parker is revising its guidance as follows:
•Net revenue of $869 million to $886 million, representing growth of approximately 13% to 15%.
•Adjusted EBITDA(1) of $91 million to $97 million, representing an Adjusted EBITDA Margin(1) of approximately 10.5% to 11.0%. Assumes the Company successfully mitigates the significant majority of tariffs at the current rates.
•On track to open 45 new stores, including five shop-in-shops at select Target locations slated to open in the second half of the year.
“We’re pleased to have delivered solid Q1 results, reflecting continued double digit revenue growth paired with strong incremental adjusted EBITDA,” said Chief Financial Officer Steve Miller. “These results underscore our disciplined execution and our continued ability to scale sustainably.”
The guidance and forward-looking statements made in this press release and on our conference call are based on management's expectations as of the date of this press release.
(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled “Non-GAAP Financial Measures” below.
Webcast and Conference Call
A conference call to discuss Warby Parker’s first quarter 2025 results, as well as second quarter and full year 2025 outlook, is scheduled for 8:00 a.m. ET on May 8, 2025. To participate, please dial 833-470-1428 from the U.S. or 404-975-4839 from international locations. The conference passcode is 020310. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended,

and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and growth in our e-commerce channel, delivering stakeholder value, growing market share, and our guidance for the quarter ending June 30, 2025 and year ending December 31, 2025; expectations regarding the number of new store openings during the year ending December 31, 2025; management’s plans, priorities, initiatives and strategies; expectations regarding growth of our business; and expectations regarding our ability to mitigate the impacts of existing or new tariffs. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; increases in component and shipping costs and changes in supply chain; changes to U.S. or other countries' trade policies and tariff and import/export regulations; our reliance on our information technology systems and enterprise resource planning systems for our business to effectively operate and safeguard confidential information; our ability to invest in and incorporate new technologies into our products and services; risks related to our use of artificial intelligence; our ability to engage our existing customers and obtain new customers; our ability to expand in-network access with insurance providers; planned new retail stores in 2025 and going forward; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, inflation, infectious diseases, government instability, and geopolitical unrest; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; the growth of our brand awareness; our ability to recruit and retain optometrists, opticians, and other vision care professionals; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operation and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; and the increased expenses associated with being a public company. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our most recent reports filed with the SEC on Form 10-K and Form 10-

Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.
Glossary
Active Customers is defined as unique customer accounts that have made at least one purchase in the preceding 12-month period.
Average Revenue per Customer is defined as the sum of the total net revenues in the preceding 12-month period divided by the current period Active Customers.
Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cost of Goods Sold (“Adjusted COGS”), Adjusted Gross Margin, Adjusted Gross Profit, Adjusted Selling, General, and Administrative Expenses (“Adjusted SG&A”), and Free Cash Flow as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net income (loss) before interest and other income, taxes, and depreciation and amortization as further adjusted for asset impairment costs, stock-based compensation expense and related employer payroll taxes, amortization of cloud-based software implementation costs, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes.
Adjusted Gross Profit is defined as net revenue minus Adjusted COGS. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.
Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.
Free Cash Flow is defined as net cash provided by operating activities minus purchases of property and equipment.

The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net income (loss) margin, or net margin, or Adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance for GAAP net margin or GAAP net income (loss) due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP net margin and Adjusted EBITDA Margin and GAAP net income (loss) and Adjusted EBITDA, respectively. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the Adjusted EBITDA Margin guidance to GAAP net margin and Adjusted EBITDA guidance to GAAP net income (loss). However, such items could have a significant impact on GAAP net margin and GAAP net income (loss).
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in our 287 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the Company believes in vision for all, which is why for every pair of glasses or sunglasses sold, it distributes a pair to someone in need through its Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 15 million glasses to people in need.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except par value)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$265,074	$254,161
Accounts receivable, net	1,473	1,948
Inventory	48,606	52,345
Prepaid expenses and other current assets	15,444	17,592
Total current assets	330,597	326,046

Property and equipment, net	173,795	170,464
Right-of-use lease assets	170,190	171,284
Other assets	8,173	8,696
Total assets	$682,755	$676,490

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,546	$23,519
Accrued expenses	51,796	51,609
Deferred revenue	22,513	32,358
Current lease liabilities	18,882	20,235
Other current liabilities	2,876	2,633
Total current liabilities	122,613	130,354

Non-current lease liabilities	204,778	205,120
Other liabilities	1,275	943
Total liabilities	328,666	336,417
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; Class A: 750,000 shares authorized at March 31, 2025 and December 31, 2024, 104,503 and 102,889 issued and outstanding at March 31, 2025 and December 31, 2024, respectively; Class B: 150,000 shares authorized at March 31, 2025 and December 31, 2024, 16,904 and 17,961 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively, convertible to Class A on a one-to-one basis	12	12
Additional paid-in capital	1,039,755	1,029,220
Accumulated deficit	(683,749)	(687,221)
Accumulated other comprehensive loss	(1,929)	(1,938)
Total stockholders’ equity	354,089	340,073
Total liabilities and stockholders’ equity	$682,755	$676,490

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net revenue	$223,782	$200,003
Cost of goods sold	97,802	86,544
Gross profit	125,980	113,459

Selling, general, and administrative expenses	123,509	118,586
Income (loss) from operations	2,471	(5,127)

Interest and other income, net	2,455	2,556

Income (loss) before income taxes	4,926	(2,571)
Provision for income taxes	1,454	108
Net income (loss)	$3,472	$(2,679)

Earnings per share:
Basic	$0.03	$(0.02)
Diluted	$0.03	$(0.02)

Weighted average shares outstanding:
Basic	121,946	119,144
Diluted	124,627	119,144

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$3,472	$(2,679)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,162	10,583
Stock-based compensation	12,333	14,048
Asset impairment charges	311	399
Amortization of cloud-based software implementation costs	737	1,073
Change in operating assets and liabilities:
Accounts receivable, net	475	612
Inventory	3,739	5,784
Prepaid expenses and other assets	1,934	(2,913)
Accounts payable	4,626	3,327
Accrued expenses	(560)	(108)
Deferred revenue	(9,845)	(10,377)
Lease assets and liabilities	(601)	(263)
Other liabilities	575	441
Net cash provided by operating activities	29,358	19,927
Cash flows from investing activities
Purchases of property and equipment	(16,152)	(14,437)
Investment in optical equipment company	—	(2,000)
Net cash used in investing activities	(16,152)	(16,437)
Cash flows from financing activities
Proceeds from stock option exercises	39	91
Shares withheld for taxes on stock-based compensation	(2,341)	—
Net cash (used in) provided by financing activities	(2,302)	91
Effect of exchange rates on cash	9	(91)
Net change in cash and cash equivalents	10,913	3,490
Cash and cash equivalents, beginning of period	254,161	216,894
Cash and cash equivalents, end of period	$265,074	$220,384
Supplemental disclosures
Cash paid for income taxes	$37	$69
Cash paid for interest	104	76
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$4,911	$4,582

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP measure, which is net loss:

	Three Months Ended March 31,
	2025	2024

	(unaudited, in thousands)
Net income (loss)	$3,472	$(2,679)
Adjusted to exclude the following:
Interest and other income, net	(2,455)	(2,556)
Provision for income taxes	1,454	108
Depreciation and amortization expense	12,162	10,583
Asset impairment charges	311	399
Stock-based compensation expense(1)	13,001	14,315
Amortization of cloud-based software implementation costs	737	1,073
Other costs(2)	525	1,135
Adjusted EBITDA	$29,207	$22,378
Adjusted EBITDA Margin	13.1%	11.2%
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions, as well as the issuance of 26,832 and 48,486 Class A common stock to charitable donor advised funds in February 2025 and February 2024, respectively. For the three months ended March 31, 2025 and 2024, the amount includes $0.7 million and $0.3 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises.
(2)    Represents charges for certain legal matters outside the ordinary course of business.

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.

	Reported		Adjusted
	Three Months Ended March 31,		Three Months Ended March 31,
	2025	2024	2025	2024

	(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$97,802	$86,544	$97,529	$86,300
% of Revenue	43.7%	43.3%	43.6%	43.1%

Gross profit	$125,980	$113,459	$126,253	$113,703
% of Revenue	56.3%	56.7%	56.4%	56.9%

Selling, general, and administrative expenses	$123,509	$118,586	$110,256	$103,380
% of Revenue	55.2%	59.3%	49.3%	51.7%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended March 31,
	2025	2024

	(unaudited, in thousands)
Cost of goods sold	$97,802	$86,544
Adjusted to exclude the following:
Stock-based compensation expense(1)	273	244
Adjusted Cost of Goods Sold	$97,529	$86,300

Gross profit	$125,980	$113,459
Adjusted to exclude the following:
Stock-based compensation expense(1)	273	244
Adjusted Gross Profit	$126,253	$113,703

Selling, general, and administrative expenses	$123,509	$118,586
Adjusted to exclude the following:
Stock-based compensation expense(1)	12,728	14,071
Other costs(2)	525	1,135
Adjusted Selling, General, and Administrative Expenses	$110,256	$103,380

Net cash provided by operating activities	$29,358	$19,927
Purchases of property and equipment	(16,152)	(14,437)
Free Cash Flow	$13,206	$5,490
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions, as well as the issuance of 26,832 and 48,486 Class A common stock to charitable donor advised funds in February 2025 and February 2024, respectively. For the three months ended March 31, 2025 and 2024, the amount includes $0.7 million and $0.3 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises.
(2)    Represents charges for certain legal matters outside the ordinary course of business.

Contacts
Investor Relations:
Jaclyn Berkley, Head of Investor Relations
Brendon Frey, ICR
investors@warbyparker.com

Media:
Ali Weltman
ali@derris.com

Source: Warby Parker Inc.